Exhibit 16.1

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549
Audit ● Tax ● Advisory

Grant Thornton LLP
2001 Market Street, Suite 3100
Philadelphia, PA 19103-7080

T 215.561.4200
F 215.561.1066
www.GrantThornton.com
November 24, 2010

Re: National Penn Bancshares, Inc.
File No. 000-22537-01

Dear Sir or Madam:

We have read Item 4.01(a) of Form 8-K of National Penn Bancshares, Inc. dated November 24, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd